Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

MUFG UNION BANK, N.A.

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel

MUFG Union Bank, N.A.

400 California Street
Corporate Trust - 12th Floor
San Francisco, CA 94104
(415) 765-2945

(Name, address and telephone number of agent for service)

Bunge Limited

(Exact name of registrant as specified in its charter)

Bermuda	98-0231912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bunge Limited Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	26-002-1554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Main Street White Plains, New York	10606
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.                                        GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)       Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15                                     Items 3-15 are not applicable.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee now in effect.  Attached as Exhibit 1.

2.              A copy of the certificate of corporate existence of the Trustee.  *

3.              A copy of the certificate of corporate existence and fiduciary powers of the Trustee. *

4.              A copy of the existing By-Laws of the Trustee, or instruments corresponding thereto.  Attached as Exhibit 4.

5.              A copy of each Indenture referred to in Item 4, if the obligor is in default.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.  Attached as Exhibit 6.

7.              A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8.              A copy of any order pursuant to which the foreign Trustee is authorized to act as sole Trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939.  Not applicable.

9.              Foreign trustees are required to file a consent to service process of Form F-X [§269.5 of this chapter].  Not applicable.

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*        Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3 dated July 30, 2013 of file number 333-190256.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, MUFG Union Bank, N. A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 4th day of November, 2015.

MUFG Union Bank, N.A.

By:	/s/ Marion Zinowski
Marion Zinowski
Vice President

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Exhibit 1

ARTICLES OF ASSOCIATION

OF

MUFG UNION BANK, NATIONAL ASSOCIATION

(Restated as of July 1, 2014)

FIRST.   The name of this Association shall be “MUFG Union Bank, National Association.”

SECOND.   The head office of this Association shall be in the City and County of San Francisco, State of California. The general business of the Association shall be conducted at its head office and its legally established branches.

THIRD.   The board of directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) individuals, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the board of directors for any reason, including an increase in the number thereof, may be filled by action of the board of directors, though less than a quorum.

FOURTH.   The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the head office or such other place as the board of directors may designate, on the date of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of laws; and all elections shall be held according to such lawful regulations as may be prescribed by the board of directors.

Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors.

FIFTH.   The amount of authorized capital stock of this Association shall be $675,000,000, consisting of 45,000,000 shares of common stock of the par value of $15 each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

SIXTH.   The board of directors shall appoint one of its members president of this Association, who shall be chairman of the board, unless the board appoints another director to be chairman. The board of directors shall have the power to appoint one or more vice presidents, and to appoint a cashier and such other officers and employees as may be required to transact the business of this Association.

The board of directors shall have the power to define the duties of the officers and employees of the Association; to fix the compensation to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a board of directors to do and perform.

SEVENTH.   The board of directors shall have the power to change the location of the head office to any other place within the limits of the City of San Francisco, without the approval of the

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shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

EIGHTH.   The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH.   Special meetings of the shareholders of this Association may be called for any purpose at any time by the board of directors, the chairman of the board, the deputy chairman of the board, the president or by the majority shareholder. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association, provided that said notice may be waived by a majority shareholder.

TENTH.   These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount, voting in person or by proxy.

ELEVENTH.        (a)       This Association may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was an officer, employee or agent of the Association, or is or was serving at the request of the Association as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)                            This Association may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was an officer, employee or agent of the Association, or is or was serving at the request of the Association as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees and expenses) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that the Superior Court of the State of California or the court in which such action or suit was brought shall determine upon application that, despite the

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adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)                          To the extent that an officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by him in connection therewith.

(d)                         Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of the Association.

(e)                           Expenses incurred by an officer in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Association as authorized in this article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f)                           The Association shall indemnify, to the fullest extent permitted by applicable law as then in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a member of the board of directors of the Association, or is or was serving at the request of the Association as a member of the board of directors or any committee thereof of another corporation, partnership, joint venture, trust or other enterprise (any such person, for the purposes of this subsection (f), a “director”), against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that the Association is not authorized to provide indemnification of any director for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Section 102(b}(7) of the Delaware General Corporation Law (the “DGCL”). The Association shall advance expenses incurred or to be incurred in defending any such proceeding to any such director.

(1)                                            The following procedures shall apply with respect to advancement of expenses and the right to indemnification under this subsection (f):

(i) Advancement of Expenses. All reasonable expenses incurred by or on behalf of a director in connection with any proceeding shall be advanced to the director by the Association within twenty days after the receipt by the Association of a statement or statements from the director requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred or to be incurred by the director and, if required by law at the time of such

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advance, shall include or be accompanied by an undertaking by or on behalf of the director to repay the amounts advanced if it should ultimately be determined that the director is not entitled to be indemnified against such expenses.

(ii)                             Written Request for Indemnification. To obtain indemnification under this subsection (f), a director shall submit to the Secretary of the Association a written request, including such documentation and information as is reasonably available to the director and reasonably necessary to determine whether and to what extent the director is entitled to indemnification (the “Supporting Documentation”). Any claim for indemnification under this Article Eleventh shall be paid in full within thirty days after receipt by the Association of the written request for indemnification together with the Supporting Documentation unless independent legal counsel to the Association, acting at the request of the Board of Directors of the Association (or a committee of the Board designated by the Board for such purpose), shall have determined, in a written legal opinion to the Association without material qualification, that the director is not entitled to indemnification by reason of any of the circumstances specified in the proviso to the first sentence of this subsection (f) or in subsection (k) of this Article Eleventh. The Secretary of the Association shall, promptly upon receipt of such a request for indemnification, advise the board of directors in writing that the director has requested indemnification and shall promptly, upon receipt of any such opinion, advise the Board in writing that such determination has been made.

Notwithstanding the foregoing, the Association shall not be required to advance such expenses to a director who is a party to an action, suit or proceeding brought by the Association and approved by a majority of the board of directors which alleges willful misappropriation of corporate assets by such director, a transaction in which the director derived an improper personal benefit or any other willful and deliberate breach in bad faith of such director’s duty to the Association or its shareholders.

(2)                                          The rights to indemnification and to the advancement of expenses conferred in this subsection (f) shall be contract rights. If a claim under this subsection (f) is not paid in full by the Association within thirty days after a written claim has been received by the Association, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director may at any time thereafter bring suit against the Association to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the director shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a director to enforce a right to indemnification hereunder (but not in a suit brought by the director to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Association to recover an advancement of expenses pursuant to the terms of an undertaking the Association shall be entitled to recover such expenses upon a final adjudication that, the director has not met any applicable standard for indemnification under the applicable law then in effect. Neither the failure of the Association to have made payment in full of the claim for indemnification prior to the commencement of such suit, nor an actual determination by independent legal counsel to the Association that the director is not entitled to such indemnification, shall create a presumption that the director has not met the applicable standard of conduct or, in the case of such a suit brought by the director, be a defense to such suit. In any suit brought by the director to enforce a right to indemnification or to an advancement of

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expenses hereunder, or by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director is not entitled to be indemnified, or to such advancement of expenses, under this subsection (f) or otherwise shall be on the Association.

(g)        The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h)        This Association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power to indemnify him against such liability under the provisions of this article.

(i)        For purposes of this article, references to “the Association” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existing had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j)        For purposes of this article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Association” shall include any service as a director, officer, employee or agent of the Association which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Association” as referred to in this article.

(k)        Notwithstanding anything in this article to the contrary, the Association shall not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by 12 C.F.R. Part 359.

(l)        If any provision or provisions of this article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions (including, without limitation, each portion of this article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent

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possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.”

TWELFTH.                                             To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Association shall not be personally liable to the Association, its shareholders or otherwise for monetary damage for breach of his or her duty as a director. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Association existing at the time of such repeal or modification.

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Exhibit 4

BYLAWS

of

MUFG UNION BANK, NATIONAL ASSOCIATION

(Restated as of July 1. 2014)

ARTICLE I

Meetings of Shareholders

Section 1.1.        Annual Meeting. The annual meeting of the shareholders shall be held each year on the date and at the time specified by the Board of Directors. At each annual meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Notice of such meeting shall be mailed, postage prepaid, at least ten days and no more than 60 days prior to the date thereof by first class mail addressed to each shareholder at his address appearing on the books of the Association; provided, however, that the shareholders may waive notice of the annual meeting.

If for any cause an election of directors is not made on said day, the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.2.        Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders of this Association may be called for any purpose at any time by the board of directors, the chairman of the board, the deputy chairman of the board, the president or by the majority shareholder of this Association. Every such special meeting unless otherwise provided by law shall be called by mailing, first-class postage prepaid, not less than ten days prior to the date fixed for such meeting to each shareholder at his address appearing on the books of this Association, a notice stating the purpose of the meeting, provided that said notice may be waived by a majority shareholder.

Section 1.3.        Nomination for Director. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding capital stock of the Association entitled to vote for the election of directors.

Section 1.4.        Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy.

Section 1.5.        Quorum. The presence in person or by proxy of persons entitled to vote a majority of the issued and outstanding stock of this Association shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting unless otherwise provided by law of by the Articles of Association.

Section 1.6.        Action by Shareholders. Except as provided by law, any action required to be taken at any annual or special meetings of the shareholders of this Association, or any action which may be taken at any annual or special meetings of the shareholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at the meeting at which all shareholders entitled to vote thereon were present and voted.

ARTICLE II

Directors

Section 2.1.        Board of Directors. The board of directors (henceforth referred to as the board) shall have the power to manage and administer the business and affairs of the Association. Except as specifically limited by law, all corporate powers of the Association shall be vested in and may be exercised by said board.

Section 2.2.        Number. The board shall consist of not less than five nor more than twenty-five individuals, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full board may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; or (ii) to a number that exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

Section 2.3.        Organizational Meeting. There shall be a meeting of the board immediately following the election of the board at the annual meeting of shareholders which meeting shall be held for the purpose of organization; no notice of such meeting need be given. If at the time fixed for such meeting there shall not be a quorum present, the directors present may adjourn the meeting from time to time until a quorum is obtained.

At such meeting, the board shall elect a chairman of the board, a president, a deputy chairman of the board and one or more vice chairmen of the board. The chairman shall preside at all directors’ meetings and in his absence, the president and, then, in his absence, the deputy chairman and, in his absence, a vice chairman of the board shall preside at such meetings. In the absence of the chairman of the board, the president, the deputy chairman and the vice chairmen of the board, the board may appoint a chairman pro-tempore.

Section 2.4.        Place, Date and Time of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places within or without the State of California and on such dates and at such times as the Board may from time to time determine by resolution or written consent.

Section 2.5.        Special Meetings. Special meetings of the board may be called by the chairman, the president, the deputy chairman or by a majority of the board, of which notice shall be given to each director personally by telephone or facsimile, electronic mail or other electronic means or by leaving a written or printed notice at, or by mailing such notice to, the Director’s residence or place of business at least 24 hours before the time appointed for such meeting, provided that said notice may be waived by a written consent by all the directors entitled to vote at such meeting.

Section 2.6.        Quorum. A majority of the board then in office shall constitute a quorum for the transaction of business at any meeting except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.7.        Participation by Communications Equipment. Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment, so long as all members participating in such meetings can communicate with all of the other members concurrently and are provided the means of participating in all matters before the Board, and the Association confirms that the person communicating by telephone, electronic video screen or other communications equipment is a director entitled to participate in the Board meeting and that all statements, actions and votes were made by such director. Such participation constitutes presence in person at such meeting.

Section 2.8.        Action Without A Meeting. Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board eligible to vote shall individually or collectively consent in writing or by electronic transmission to the action. The written consent or consents or a written copy of the electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors. Such action by written consent or electronic transmission shall have the same effect as a unanimous vote of directors.

Section 2.9.        Vacancies. The directors shall hold office for one year or until their successors are elected and have qualified. Any vacancies occurring in the membership of the board shall be filled by appointment for the unexpired term by the remaining members of the board, though less than a quorum, in accordance with the laws of the United States.

ARTICLE III

Committees of the Board

Section 3.1.        Committees of the Board of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees from time to time, each consisting of two or more directors to serve at the pleasure of the Board. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors shall have all the authority of the Board, except powers to amend the Articles of Association, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Association’s property and assets, to recommend to the shareholders a dissolution of the Association or a revocation of a dissolution, to amend the bylaws of the Association, to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

ARTICLE IV

Officers

Section 4.1.        Officers. The officers of this Association shall be a Chairman of the Board, a President and Chief Executive Officer, a Chief Financial Officer and a Corporate Secretary, and may include a Deputy Chief Executive Officer, a Deputy Chairman, one or more Vice Chairmen of the Board, a Chief Credit Officer, a Chief Risk Officer, a Chief Auditor, a Chief Credit Examiner, a Chief Compliance Officer, one or more Policy Making Officers, one or more Deputy Corporate Secretaries, one or more Assistant Secretaries, one or more Managing Directors, one or more Directors, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Associates, one or more Analysts, one or more Trust Officers, one or more Managers for each of the branches of this Association, and such other officers as may be required from time to time for the prompt and orderly transaction of its business, to be elected or appointed by the Board; provided, however, that the Board may delegate by resolution the authority to appoint, define duties, reassign and dismiss such officers as it shall from time to time determine.  Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or designated to, them by the Board or other officers to whom such authority has been delegated and assigned.

Section 4.2.        Certain Officers to be Directors.  The chairman of the board, the president, the deputy chairman of the board and the vice chairmen of the board of the Association shall be members of the board.

Section 4.3.       Chairman, President, Deputy Chairman and Vice Chairmen.  The chairman of the board shall preside at all shareholders’ meetings and all meetings of the board unless he delegates this duty to the President or Deputy Chairman.  In the absence or disability of the chairman of the board, the following shall perform the duties and have the powers of the chairman of the board in the order set forth:

President and Chief Executive Officer

Deputy Chairman

Vice Chairmen in the order designated by the Board.

Section 4.4.        President and Chief Executive Officer. The president shall have general and active management of the business of the Association, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president or prescribed by these bylaws.  The president shall be the chief executive officer.

Section 4.5.        Chief Financial Officer.  The Chief Financial Officer shall be the principal financial officer of the Association and shall perform the duties imposed upon him by these Bylaws or the Board of Directors.

Section 4.6.        Tenure.  The chairman of the board, the president, the deputy chairman of the board and the vice chairmen of the board shall hold their offices for the current year for which the board, of which they are members, was elected and qualified, unless they shall resign, become disqualified or be removed.  Any vacancy occurring in any of such offices shall be filled by appointment by the remaining members of the board, though not a quorum.  All other officers shall be elected to hold their offices respectively during the pleasure of the board; provided, however, that the board may assign by resolution the dismissing of such officers as it shall from time to time determine.

Section 4.7.        Corporate Secretary.  The Corporate Secretary shall keep a record of all votes, meetings and proceedings of the board and of the shareholders and of all other matters required to be placed in the minute book, shall enter all bylaws and all amendments thereto and note all changes or repeals thereof in the book of bylaws, shall have charge of the corporate seal of this Association and affix the same to all certificates of stock and as directed by the board, and shall care for and preserve all papers, documents and books placed in his custody. The secretary shall have the power to take any action and execute any document required by law to be taken or executed by a cashier.  Duplicates of the corporate seal of this Association shall be placed in the charge of such managers and assistant managers of branches of this Association as are designated by the Corporate Secretary; and any one of the Deputy Corporate Secretary or Assistant Secretaries so designated may affix the corporate seal to documents or papers requiring the same.  The Deputy Corporate Secretary and Assistant Secretaries shall have all the powers, and, in the absence of the Corporate Secretary, duties of the secretary.

ARTICLE V

Emergency Provisions

Section 5.1.        Emergency Defined.  “Emergency” as used in this Article VI means disorder, disturbance or damage caused by disaster, war, enemy attack or other warlike acts which prevent conduct and management of the affairs and business of the Association by the Board of Directors and officers.  The powers and duties conferred and imposed by this Article and any resolutions adopted pursuant hereto shall be effective only during an emergency.  This Article may be implemented from time to time by resolutions adopted by the Board of Directors before or during an emergency, or during an emergency by the Nominating & Governance Committee of the Board of Directors constituted and then acting pursuant thereto.  During an emergency, the provisions of this Article and any implementing resolutions shall supercede any conflicting provision of any Article of these Bylaws or resolutions adopted pursuant thereto.

Section 5.2.        Alternate Locations. During an emergency, the business ordinarily conducted at the principal executive office of the Association shall, if so permitted by applicable statutes or regulations, be relocated elsewhere in suitable quarters, as may be designated by the board of directors or by the Nominating & Governance Committee of the Board of Directors or by such persons as are then, in accordance with these bylaws or resolutions adopted from time to time by the board of directors, dealing with the exercise of authority in a time of such emergency, conducting the affairs of this Association.  Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

Section 5.3.        Alternate Management.

(a) In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs of business of this Association by its directors and officers as contemplated by these bylaws, any available members of the then incumbent Nominating & Governance Committee of the Board shall constitute an Interim Nominating & Governance Committee for the full conduct and management of the affairs and business of the Association..

(b) If as a result of a state of disaster as described under 5.3(a) above, the chief executive officer is unable or unavailable to act, then until such chief executive officer becomes able and available to act or a new chief executive officer is appointed or elected, the senior surviving officer who is able and available to act shall act as the chief executive officer of this Association.  If a person in good faith assumes the powers of the chief executive officer pursuant to these provisions in the belief he is the senior surviving officer and the office of the chief executive officer is vacant, the acts of such a person shall be valid and binding although it may subsequently develop that he was not in fact the senior surviving officer or that the office was not in fact vacant.

(c) No officer, director or employee acting in accordance with these Emergency Provisions shall be liable except for willful misconduct.

Section 5.4.        Chairman of Nominating & Governance Committee.  For the purposes of all actions by the Nominating & Governance Committee pursuant to this Article V, the Chairman of the Nominating & Governance Committee shall be (1) the Chief Executive Officer, or if the Chief Executive Officer is not available, then (2) the Lead Director, or if the Lead Director is not available, then (3) the then incumbent Chairman of the Nominating & Governance Committee.

ARTICLE VI

Certificates and Transfer of Stock

Section 6.1.        Stock Certificates.  Certificates of stock in the form adopted by the board shall be issued to the shareholders of this Association according to the number of shares belonging to each respectively. Such certificates shall be transferable by endorsement and delivery thereof, but the transfer shall not be complete and binding on this Association until recorded upon the books of the Association, or its transfer agent, if any.

All certificates of stock shall bear the corporate seal of this Association which may be in the form of a facsimile of such seal imprinted or otherwise reproduced thereon and shall be signed by the chairman of the board or the deputy chairman of the board and the secretary, or an assistant secretary, provided that such signatures upon the certificates may be but need not be facsimiles of the signatures of said officers imprinted or otherwise reproduced upon the certificates.

All certificates of stock which have been transferred as aforesaid shall be properly canceled and preserved.

Section 6.2.        Transfer of Stock.  No new certificate shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time.  If, however, a certificate be lost or destroyed the board may order a new certificate issued upon such terms, conditions and guaranties as the board may see fit to impose.

Section 6.3.        Fractional Shares.  The Association shall not be obliged to issue any certificates of stock evidencing, either singly or with other shares, any fractional part of a share, or any undivided interests in shares, but it may do so if the board shall so resolve.

Section 6.4.        Ownership.  The person, firm or corporation in whose name shares of stock stand on the books of the Association, whether individually or as trustee, pledgee or otherwise, may be recognized and treated by the Association as the absolute owner of the shares, and the Association shall in no event be obligated to deal with or to recognize the rights or interests of other persons in such shares, or in any part thereof.

Section 6.5.        Fixing Record Date. The board may by resolution fix a record date for determining the shareholders entitled to notice of and to vote at any meeting of shareholders, which date shall be in reasonable proximity to the date of giving notice to the shareholders of such meeting.

ARTICLE VII

Records

Section 7.1.  The organization papers of this Association, the proceedings of all regular and special meetings of the board and of the shareholders and reports of the committees of directors shall be recorded in the minute book; and the minutes of each meeting shall be signed by the secretary and attested by the presiding officer.

Section 7.2.  Books and records of account and minutes of the proceedings of the shareholders, Board and committees of the Board and a record of the shareholders, giving the names and address of all shareholders and the number of shares held by each, shall be kept at the Head Office or at the office of the Association’s transfer agent and shall be open to inspection upon the written demand on the Association of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents or every kind and to inspect the physical properties of the Association and its subsidiary corporations, domestic or foreign.  Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

ARTICLE VIII

Corporate Seal

Section 8.1.  The Association shall have a corporate seal upon which shall be inscribed:

MUFG UNION BANK, NATIONAL ASSOCIATION

Incorporated 1864

ARTICLE IX

Bylaws

Section 9.1.      Bylaw Amendments.  These Bylaws may be amended, changed, or repealed by a majority of the directors acting at any meeting of the board regularly called and held.

ARTICLE X

Governance

Section 10.1.      Governance.  To the extent not inconsistent with applicable Federal banking statutes or regulations, or bank safety and soundness, this Association will follow the corporate governance procedures of the Delaware General Corporation Law, Del. Code Ann. tit.8 (1991, as amended 1994, and as amended thereafter).

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

November 4, 2015

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the form of indenture between Bunge Limited and Bunge Limited Finance Corp. (the “Issuing Entity”) and MUFG Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

MUFG Union Bank, N.A.

By:	/s/ Marion Zinowski
Marion Zinowski
Vice President

Exhibit 7

CONSOLIDATED REPORT OF CONDITION OF

MUFG Union Bank, N.A.

of Los Angeles in the State of California, at the close of business June 30, 2015 published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161.  Charter 21541

BALANCE SHEET

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,825,497
Interest-bearing balances	$2,149,149

Securities:
Held-to-maturity securities	$10,001,618
Available-for-sale securities	$14,196,573

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	$—
Securities purchased under agreements to resell	$67,719

Loans and lease financing receivables:
Loans and leases held for sale	$109,716
Loans and leases, net of unearned income	$76,085,848
LESS: Allowance for loan and lease losses	$524,952
Loans and leases, net of unearned income and allowance	$75,560,896

Trading assets	$1,088,986
Premises and fixed assets	$621,684
Other real estate owned	$34,181

Investments in unconsolidated subsidiaries and associated companies	$236,469
Direct and indirect investments in real estate ventures	$—
Intangible assets:
Goodwill	$3,225,001
Other intangible assets	$223,855

Other assets	$4,183,440
Total assets	$113,524,784

LIABILITIES

Deposits:
In domestic offices	$82,272,556
Noninterest-bearing	$30,175,273
Interest-bearing	$52,097,283

In foreign offices, Edge and Agreement subsidiaries and IBFs	$281,594
Noninterest-bearing	$—
Interest-bearing	$281,594

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	$466,500
Securities sold under agreements to repurchase	$120,133

Trading liabilities	$733,774
Other borrowed money	$10,890,665
Subordinated notes and debentures	$1,456,011
Other liabilities	$2,042,155
Total liabilities	$98,263,388

EQUITY CAPITAL

Perpetual preferred stock and related surplus	$—
Common stock	$604,577
Surplus	$9,835,721
Retained earnings	$5,282,017
Accumulated other comprehensive income	$(666,483)
Other equity capital components	$—

Total bank equity capital	$15,055,832
Noncontrolling (minority) interests in consolidated subsidiaries	$205,564
Total equity capital	$15,261,396
Total liabilities and equity capital	$113,524,784